EXHIBIT 10.1


                                 CRDENTIA CORP.

                         EXECUTIVE EMPLOYMENT AGREEMENT

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This Executive Employment Agreement (the "AGREEMENT"), dated August 31, 2004, is between Crdentia Corp., a Delaware corporation (the "COMPANY") and William C. Crocker, an individual residing at Phoenix, Arizona ("EXECUTIVE").

1. POSITION AND RESPONSIBILITIES

         a. POSITION. Executive is employed by the Company to render services to the Company in the position of Senior Vice President. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company's sole discretion.

         b. OTHER ACTIVITIES. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company.

         c. NO CONFLICT. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2. COMPENSATION AND BENEFITS

         a. BASE SALARY. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Fifteen Thousand Dollars ($115,000) per year ("BASE SALARY"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company; provided, however, that the Base Salary will be increased by no less than ten percent (10%) on each yearly anniversary of the date of this Agreement.


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         b. BENEFITS. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated Executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company's sole discretion.

         c. BONUS PROGRAM. Executive shall be eligible to participate in the Bonus Program made generally available to the Company's Executives ("BONUS PROGRAM"), such participation to be in accordance with the terms of the Bonus Program established by the Company, and as made by amended from time to time in the Company's sole discretion.

         d. EXPENSES. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement guidelines.

3. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

         The employment of Executive shall be "at-will" at all times from and after the third anniversary of the date hereof. The Company may terminate Executive's employment with the Company (i) "For Cause" (as defined below) at any time or (ii) at any time after the third anniversary of the date hereof, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after any such termination, all obligations of the Company under this Agreement shall cease.

4. OTHER TERMINATIONS BY COMPANY

         a. TERMINATION FOR CAUSE. For purposes of this Agreement, "For Cause" shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive willfully commits a material breach of this Agreement, which breach is not cured within twenty days after written notice to Executive from the Company;
(iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally after written notice thereof from the Company. The Company may terminate Executive's employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of The Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

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         b. BY DEATH. Executive's employment shall terminate automatically upon
Executive's death. The Company shall pay to Executive's beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive's heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

         c. BY DISABILITY. If Executive becomes eligible for the Company's long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive's employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive's rights under any disability plan in which Executive is a participant.

5. TERMINATION BY EXECUTIVE

         a. AT-WILL TERMINATION BY EXECUTIVE. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon four weeks' advance written notice. During such notice period Executive shall continue to diligently perform all of Executive's duties hereunder. The Company shall have the option, in its sole discretion, to make Executive's termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the four week notice period. Thereafter all obligations of the Company shall cease.

6. TERMINATION OBLIGATIONS

         a. RETURN OF PROPERTY. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive's employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

         b. RESIGNATION AND COOPERATION. Upon termination of Executive's employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive's employment by the Company.


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         c. CONTINUING OBLIGATIONS. Executive understands and agrees that
Executive's obligations under Sections 6, 7, and 8 herein (including Exhibits A and B) shall survive the termination of Executive's employment for any reason and the termination of this Agreement.

7. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY
   INFORMATION

         a. PROPRIETARY INFORMATION AGREEMENT. Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit A ("PROPRIETARY INFORMATION AGREEMENT").

         b. NON-SOLICITATION. Executive acknowledges that because of Executive's position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive's employment and for one year thereafter, in addition to Executive's other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his employment.

         c. NON-DISCLOSURE OF THIRD PARTY INFORMATION. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive's immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8. ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit B.


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9. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10. ASSIGNMENT; BINDING EFFECT

         a. ASSIGNMENT. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

         b. BINDING EFFECT. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive's address. Notice of change of address shall be effective only when done in accordance with this paragraph.


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Company's Notice Address:

14114 Dallas Parkway, Suite 600
Dallas, TX 75240
Attn: Chief Executive Officer

Executive's Notice Address:

10371 N. 124th Street
Scottsdale, Arizona  85259


12. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13. TAXES

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.


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16. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive's obligations under this agreement, including but not limited to Exhibits A and B, shall survive the termination of employment and the termination of this Agreement.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

18. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

19. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement attached as Exhibit A and the Arbitration Agreement attached as Exhibit B). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive's duties, position, or compensation will not affect the validity or scope of this Agreement.


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20. EXECUTIVE ACKNOWLEDGEMENT


EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO THIS AGREEMENT FREELY BASED ON EXECUTIVE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CRDENTIA CORP.:                              EXECUTIVE:



By: /s/ James D. Durham                      By: /s/ William C. Crocker
    ---------------------------------        -----------------------------------
Name: James D. Durham                        Name: William C. Crocker
Title: Chief Executive Officer




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                                    EXHIBIT A
                                    ---------

                  PROPRIETARY RIGHTS AND INFORMATION AGREEMENT

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         In consideration of my employment by Crdentia Corp. (the "Company") and the mutual covenants hereof, I and the Company hereby agree to the terms and conditions set forth in this Proprietary Rights and Information Agreement (the "Agreement").


                                    RECITALS

         WHEREAS, my responsibilities as an employee of the Company may include creating, making, conceiving, inventing, discovering, developing, reducing to practice or suggesting Technology (as defined below) that relates in any manner to the actual or reasonably anticipated business, research, development or other activities of the Company; and

         WHEREAS, my compensation as an employee of the Company takes into account, among other things, the value of such Technology and the potential economic benefit that may be derived therefrom by the Company;

         NOW THEREFORE, I and the Company hereby agree as follows:

1. PROPRIETARY INFORMATION

         a. RESTRICTIONS ON PROPRIETARY INFORMATION. I agree that, during my employment and, as long as such information and materials constitute Proprietary Information (as defined below) thereafter, I will hold the Proprietary Information of the Company and its affiliates in strict confidence and will neither use the information for the benefit of myself or any third party nor disclose it to any third party, except to the extent necessary to carry out my responsibilities as an employee of the Company or as specifically authorized in writing by a duly authorized officer of the Company other than me. "PROPRIETARY INFORMATION" means any and all information and materials, in whatever form, whether tangible or intangible, pertaining in any manner to the business of the Company or its affiliates, consultants, customers, business associates or members (including its and their officers, directors, agents and employees), or any person or entity to which the Company owes a duty of confidentiality, whether or not labeled or identified as proprietary or confidential, and including any copies, portions, extracts and derivatives thereof, except to the extent that I can prove that such information or materials (i) are or become generally known to the public through lawful means and through no act or omission of mine; (ii) were part of my general knowledge prior to my employment by the Company; or (iii) are disclosed to me without restriction by a third party who rightfully possesses the information and is under no duty of confidentiality with respect thereto. "Proprietary Information" includes but is not limited to any and all (a) Creations and other Technology (as defined below) and related records; (b) financial information and other information about costs, budgets, profits, margins markets, sales, pricing, payment terms, discounts, rebates and other concessions or incentives, forecasts, customers, subscribers, members, and bids; (c) strategies and other plans for business, marketing, advertisement, future development and new products, services and concepts; (d) employee and personnel information, including, without limitation, files and information about employee compensation and benefits.

         b. LOCATION AND REPRODUCTION. I agree to maintain at my work station and/or any other place under my control only such Proprietary Information that, and only as long as such Proprietary Information, is necessary to carry out my responsibilities as an employee of the Company. I agree to return to the appropriate person or location or otherwise properly dispose of Proprietary Information once that necessity no longer exists. I also agree not to make copies or otherwise reproduce Proprietary Information except to the extent necessary to carry out my responsibilities as an employee of the Company.

         c. PRIOR ACTIONS AND KNOWLEDGE. Except as disclosed on Schedule A to this Agreement, I have no knowledge of the Company's business or Proprietary Information, other than information I have learned from the Company in the course of being hired and employed.

         d. THIRD PARTY INFORMATION. I recognize that the Company has received and will receive confidential or proprietary information and materials from third parties. Such information and materials shall be deemed "Proprietary Information" for all purposes of this Agreement and I will be subject to all limitations on use and disclosure set forth in this Agreement with respect thereto. In addition, I shall not use or disclose any such information and materials in any manner inconsistent with any of Company's obligations towards such third party.

2. CREATIONS

         a. DEFINITIONS.

              (1) "TECHNOLOGY" comprises all materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other information; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other devices, products and technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto.


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              (2) "CREATIONS" means any and all Technology that (i) is created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, at any time during my employment by the Company or, whether during or within a reasonable time after my employment with the Company, otherwise in connection with my activities as an employee of, or based upon any Proprietary Information or Proprietary Rights of, the Company, and (ii) relates in any manner to the actual or reasonably anticipated business, research, development or other activities of the Company, or were created, made, conceived, invented, discovered, developed, reduced to practice or suggested using the Company's equipment, supplies, facilities, or Proprietary Information. "Creations" shall not include (a) Technology expressly set forth on Schedule A, and (b) other Technology to the extent that any mandatory and non-waivable applicable law prohibits the assignment thereof as set forth herein (such Technology described in the foregoing subclauses (a) and (b) being the "EXCLUDED TECHNOLOGY"). I acknowledge that I have read and understand the law(s) set forth in Appendix 1 hereto.

              (3) "PROPRIETARY RIGHTS" means, throughout the world, any and all
(i) copyrights, moral rights and other personal author's rights (including, without limitation any and all rights of paternity or attribution, integrity, publication, withdrawal or retraction or rights to receive additional remuneration) ("MORAL RIGHTS"), related rights (including without limitation so called "neighboring rights" and "sui generis" rights), database rights and all other rights associated with works of authorship (including computer programs), creations or performances, whether published or unpublished, (ii) rights with respect to trade secrets and know-how, (iii) patents and related rights, inventor's certificates, design rights, industrial design rights, utility model rights, (iv) trademark, service mark and trade dress rights and other rights relating to source or indicia of origin, and (v) any and all other intellectual property, industrial property, and other proprietary rights, together with (a) all rights related to any of the foregoing, including, without limitation, rights with respect to applications and filings for any of the foregoing, rights with respect to registrations or renewals of any of the foregoing, and rights to apply for, file, register, establish, maintain, extend or renew any of the foregoing, (b) all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued, including, without limitation, the right to enforce and protect any of the foregoing, including to bring legal actions against any party for all past, present and future infringements, misappropriations or other violations of or relating to any of the foregoing and to settle, and collect and retain the proceeds from, any such actions, and (c) all rights to transfer and grant licenses and other rights with respect to any and all of the foregoing in Company's sole discretion.

         b. OWNERSHIP OF CREATIONS AND PROPRIETARY RIGHTS. I agree and acknowledge that all right, title and interest with respect to all Creations and any and all related Proprietary Rights (including all Rights to Use, as defined below) shall solely vest in, inure to the sole benefit of, and be the sole property of, the Company without any limitations. I agree and acknowledge that all Creations shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

         c. ASSIGNMENT OF CREATIONS AND PROPRIETARY RIGHTS. If, notwithstanding the foregoing, I retain any right, title or interest with respect to any Creations or any related Proprietary Rights, I hereby assign, transfer and convey, and agree to assign, transfer and convey, to the Company, without any limitations or any additional remuneration, all such right, title and interest.

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The rights assigned, transferred and conveyed hereunder shall include, without limitation, (i) all rights to publish, copy, reproduce, adapt, modify, translate, prepare derivatives based upon, distribute, rent, lease, lend, transmit, broadcast, publicly perform, publicly display, otherwise communicate or make available to the public, record, store on any medium, make, sell, offer to sell, import, practice any method in connection with and otherwise use or exploit for any purpose, throughout the world, by any and all means and in any form or medium whatsoever, the Creations and any other Technology that is the subject of, embodies or uses, or is made using, any Proprietary Rights relating to the Creations, and (ii) all rights to transfer and grant licenses and other rights with respect to any and all of the foregoing rights, and to authorize any third party to exercise any of the foregoing rights, in the Company's sole discretion (all such rights described in subclauses (i) and (ii) above being "Rights to Use").

         d. LICENSE OF RIGHTS. If, notwithstanding the foregoing, I retain any right, title or interest with respect to any Creations or any related Proprietary Rights, I hereby grant, and agree to grant, to the Company, without any limitations or any additional remuneration, the worldwide, exclusive, perpetual, irrevocable, transferable, freely sublicenseable, right and license under all my right, title and interest with respect to such Creations, any other Technology that is the subject of, embodies or uses, or is made using, any Proprietary Rights relating to such Creations, and any and all related Proprietary Rights, including all Rights to Use.

         e. MORAL RIGHTS. If, notwithstanding the foregoing, I retain any Moral Rights with respect to any Creations or any other Technology that is the subject of, embodies or uses, or is made using, any Proprietary Rights relating to the Creations, I hereby waive all such Moral Rights. I acknowledge that the Creations and the related Proprietary Rights may have substantial economic value, that any and all proceeds resulting from use and exploitation thereof shall solely belong to the Company, and that the salary and other compensation I receive from the Company for my employment with the Company includes fair and adequate consideration for all assignments, licenses and waivers hereunder. To the extent, if any, that any Moral Rights are not waivable under applicable law, I hereby promise and covenant not to institute, support, maintain or permit any action or proceeding on the basis of, or otherwise assert any Moral Rights with respect to, any Creations or any other Technology that is the subject of, embodies or uses, or is made using, any Proprietary Rights relating to the Creations, or any Moral Rights relating thereto in any forum. I hereby authorize the Company to publish the Creations and any other Technology that is the subject of, embodies or uses, or is made using, any Proprietary Rights relating to the Creations, in the Company's sole discretion with or without attributing any of the foregoing to me or identifying me in connection therewith and regardless of the effect on such Creations and such other Technology or my relationship thereto.

         f. EXCLUDED TECHNOLOGY. I hereby grant and agree to grant to the Company a first right to negotiate a license with respect to all Excluded Technology and all related Proprietary Rights and to negotiate in good faith such a license if the Company so requests within ninety (90) days after my disclosure of such Excluded Technology or related Proprietary Rights.

         g. COOPERATION. At the Company's request and expense, I will, during the term of my employment and thereafter, cooperate with and assist the Company, and perform such further acts and execute, acknowledge and deliver to the Company such further documents, as the Company may deem necessary or advisable in order to obtain, establish, perfect, maintain, evidence, enforce or otherwise protect any of the rights, title and interests assigned, transferred, conveyed, or licensed (or intended to be assigned, transferred, conveyed, or licensed) to the Company under this Agreement, or otherwise carry out the intent and accomplish the purposes of this Agreement. Such cooperation and assistance shall include, without limitation, any execution of an assignment, transfer, conveyance, license or waiver of, or any covenant not to institute, support, maintain or permit any action or assert any, rights, and cooperation and assistance in any proceedings before any government authorities or other legal proceedings, including being named a party for purposes thereof. Without limiting the generality of the foregoing, to the extent permitted by applicable law, I hereby appoint the Company as my attorney-in-fact (which appointment is coupled with an interest), with full power of substitution and delegation, with the right (but not the obligation) to perform any such acts and to execute, acknowledge and deliver any such documents on my behalf, provided that the Company shall not exercise such right unless I fail to perform such act or execute, acknowledge or deliver such document within five (5) business days after the Company's written request therefor. In addition, I agree to maintain adequate and current written records regarding all Creations, and the creation, making, conception, invention, discovery, development, reduction to practice or suggestion thereof. Such records shall be the sole property of the Company and hereby assign, and agree to assign, all my right, title and interest, if any, with respect to such records to the Company.

         h. DISCLOSURE. I agree to maintain current and accurate written records with respect to all Creations and to disclose to the Company, promptly after the earliest of their creation, making, conception, invention, discovery, development, reduction to practice or suggestion, all Creations and pertinent records. I will further promptly notify the Company, in confidence, of any and all Technology created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me (i) that I believe to be Excluded Technology, and/or (ii) during the one-year period following termination of my employment, so as to enable the Company to determine whether such Technology is a Creation subject to this Agreement.

         i. POST TERMINATION PERIOD. I agree that any Technology created, conceived, invented, discovered, developed, reduced to practice or suggested by me (alone or together with others) within one (1) year after my termination of employment with the Company shall be deemed a Creation based upon any Proprietary Information or Proprietary Rights of the Company. I can rebut the above presumption if I prove that such Technology is not based upon any Proprietary Information or Proprietary Rights of the Company.


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

3. FORMER OR CONFLICTING AGREEMENTS; NO USE OF THIRD PARTY TECHNOLOGY

         a. FORMER AGREEMENTS. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have listed in Schedule A all other agreements concerning proprietary information, proprietary rights, inventions or other creations to which I am a party and (i) attached copies of any such agreements in my possession, or (ii), to the extent that I am bound by legal obligations prohibiting the disclosure of copies of such agreements to the Company, summarized the relevant terms thereof. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this Agreement or concerns proprietary information, proprietary rights, inventions or other creations.

         b. PROHIBITION ON USE OF THIRD PARTY INFORMATION. I represent and warrant and covenant that I will not disclose to the Company, or use in connection with my activities as an employee of the Company, or induce the Company to use, any proprietary or confidential information or trade secrets, or any other Technology that is the subject of Proprietary Rights, of myself or any third party at any time, including but not limited to any proprietary or confidential information or trade secrets or such Technology of any former employer, if any. I acknowledge and agree that any violation of this provision may be grounds for my termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary or confidential information or trade secrets. Without limiting the generality of the foregoing, in the event that I disclose or use in connection with my activities as an employee of the Company, or induce the Company to use, any proprietary or confidential information or trade secrets, or any other Technology that is the subject of Proprietary Rights, with respect to which I have any right, title or interest, I hereby grant, and agree to grant, to the Company, without any limitations or any additional remuneration, the worldwide, non-exclusive, perpetual, irrevocable, transferable, freely sublicenseable, right and license under all such right, title and interest with respect thereto, including all Rights to Use.

4. TERMINATION

         a. RETURN OF THE COMPANY'S PROPERTY. I agree to promptly return to the Company upon termination of my employment all Proprietary Information and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or other information pertaining to any Creations.

         b. TERMINATION CERTIFICATE. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.

         c. SUBSEQUENT EMPLOYERS. I agree that after the termination of my employment with the Company, I will not enter into any agreement that would cause me to violate any of my obligations under this Agreement and will inform any subsequent employers of my obligations under this Agreement.

         d. SURVIVAL. The terms and conditions of this Agreement and my obligations hereunder shall survive any termination of my employment with the company and any expiration or termination of any employment or other agreement between the Company and me, and such terms and conditions shall remain in full force and effect as set forth herein.

5. NO IMPLIED EMPLOYMENT RIGHTS

         I recognize that nothing in this Agreement shall be construed to imply that my employment is guaranteed for any period of time. Unless stated in a written agreement signed by a duly authorized officer of the Company, my employment is for an indefinite duration and at-will, and either the Company or I can terminate our employment relationship at any time, without notice (except where required in my employment agreement with the Company) and for any reason or no reason, with or without cause.

6. REMEDIES

         I recognize that nothing in this Agreement is intended to limit any remedy of the Company under any law concerning trade secrets or other Proprietary Rights. I recognize that my violation of this Agreement could cause the Company irreparable harm and acknowledge that the Company may have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement.

7. ASSIGNMENT

         I acknowledge and agree that my obligations hereunder are personal, and that I shall have no right to assign, transfer or delegate and shall not assign, transfer or delegate or purport to assign, transfer or delegate this Agreement or any of my rights or obligations hereunder. This Agreement and any rights and obligations of the Company hereunder may be freely assigned, transferred or delegated by the Company. Any assignment, transfer or delegation in violation of this Article 7. shall be null and void. Subject to the foregoing restrictions on assignments, transfers and delegations, this Agreement shall inure to the benefit of the Company and its affiliates, officers, directors, agents, successors and assigns; and shall be binding on me and my heirs, devisees, spouses, agents, legal representatives and successors.

8. GOVERNING LAW

         This Agreement is to be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and obligations of the parties hereunder, and, to the extent federal law is applicable, the laws of the United States of America without giving effect to any choice of law rule that would cause the application of the laws of any other country.

9. SEVERABILITY

         If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

10. AMENDMENT; WAIVERS

         This Agreement may not be amended or waived except by a writing signed by me and by a duly authorized representative of the Company other than me. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11. INTERPRETATION AND LANGUAGE

         This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning of interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties. I acknowledge that I understand all the terms and conditions of this Agreement.

12. ENTIRE AGREEMENT

         This Agreement, including all exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous correspondence, negotiations, agreements and understandings among the parties, both oral and written, regarding such subject matter. I acknowledge that the Company has not made, and that I have not relied on, any representations or warranties concerning the subject matter of this Agreement other than those expressly set forth herein, if any.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT (1) ANY PROPRIETARY INFORMATION AND TECHNOLOGY, AND (2) ANY PROPRIETARY RIGHTS AND ANY RELATED RIGHTS THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.




EMPLOYEE                                     CRDENTIA CORP.


/s/  William C. Crocker                      /s/  James D. Durham
------------------------------               -----------------------------------
Name:  William C. Crocker                    By:  James D. Durham
                                             Title: Chief Executive Officer

Date:  August 31, 2004                       Date:  August 31, 2004

                                   APPENDIX 1

         I acknowledge and understand that nothing in this Agreement shall be construed to assign or offer to assign any of my rights in any invention which qualifies fully under the following provisions:

         Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.


         I further acknowledge and understand that the foregoing exclusion shall not apply to the extent that full title to certain patents and inventions is required to be in the United States, as required by contracts between the employer and the United States or any of its agencies.


William C. Crocker
------------------------------------------
Name of Employee



/s/  William C. Crocker
------------------------------------------
Signature

                                   SCHEDULE A


                              EMPLOYEE'S DISCLOSURE


              1. PROPRIETARY INFORMATION. Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

              2. PREVIOUSLY CREATED TECHNOLOGY. Except as set forth below, there are no (i) materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other information; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other devices, products and technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto, created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others; and (ii) copyrights, moral rights and other personal author's rights (including, without limitation any and all rights of paternity or attribution, integrity, publication, withdrawal or retraction or rights to receive additional remuneration), related rights (including without limitation so called "neighboring rights" and "sui generis" rights), database rights and all other rights associated with works of authorship (including computer programs), creations or performances, whether published or unpublished; rights with respect to trade secrets and know-how; patents and related rights, inventor's certificates, design rights, industrial design rights, utility model rights; trademark, service mark and trade dress rights and other rights relating to source or indicia of origin; and any and all other intellectual property, industrial property, and other proprietary rights; that I wish to exclude from the operation of this Agreement:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

              3. PRIOR AGREEMENTS. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information, technology or proprietary rights (of the nature described in Section 2 above) (attach copies, or summary of terms, of all agreements in your possession):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


     Date: August 31, 2004


                                             William C. Crockcer
                                             -----------------------------------
                                             Employee Name


                                             /s/  William C. Crocker
                                             -----------------------------------
                                             Employee Signature

                                   SCHEDULE B


                       TERMINATION CERTIFICATE CONCERNING
                        COMPANY PROPRIETARY INFORMATION
                        -------------------------------


         This is to certify that I have returned all property of Crdentia Corp., (the "Company"), including, without limitation, all materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other information; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other devices, products and technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto, and any other Proprietary Information, furnished to or created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

         I further certify that I have reviewed the Company's Proprietary Information and Rights Agreement ("Agreement") signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (i) materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other information; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other devices, products and technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto, created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, and covered by the Agreement and (ii) the restrictions on use and disclosure of all Proprietary Information (as defined in the Agreement) of the Company. This certificate in no manner limits my responsibilities or the Company's rights under the Agreement.

         On termination of my employment with the Company, I will be employed by _____________________ [Name of New Employer] [in the ______________ division]
and I will be working in connection with the following projects:

         [generally describe the projects]




         Date:


                                             -----------------------------------
                                             Employee Name


                                             -----------------------------------
                                             Employee Signature

                                    EXHIBIT B
                                    ---------

                              ARBITRATION AGREEMENT

--------------------------------------------------------------------------------

The Company and Employee hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to the employment or the termination of employment of Employee shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("the AAA Rules").

Claims subject to arbitration shall include, without limitation: contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with Disabilities Act. However, claims for unemployment benefits, workers' compensation claims, and claims under the National Labor Relations Act shall not be subject to arbitration.

A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law.

Either the Company or Employee may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit of claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Nothing in this Agreement, however, precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim.

All arbitration hearings under this Agreement shall be conducted in Dallas, Texas, unless otherwise agreed by the parties. The arbitration provisions of this Arbitration Agreement shall be governed by the Federal Arbitration Act. In all other respects, this Arbitration Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

Each party shall pay its own costs and attorney's fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its attorneys' fees. In that case, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party as provided by law.

This Agreement does not alter Employee's employment status set forth in that certain Executive Employment Agreement dated August 31, 2004 between Company and Employee.

If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties' obligations under this Agreement shall survive the termination of Employee's employment with the Company and the expiration of this Agreement.

The Company and Employee understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both Employee and an officer of the Company.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.


THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.


William C. Crocker


Date:   August 31, 2004
      --------------------------------------------------------

Signed:   /s/  William C. Crocker
        ------------------------------------------------------
                 Employee




Crdentia Corp., a Delaware corporation


Date:   August 31, 2004
      --------------------------------------------------------

Signed:   /s/  James D. Durham
        ------------------------------------------------------
                  Company



                                       3